Exhibit 4.2

ROYAL CARIBBEAN CRUISES LTD.,
as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of October 1, 2025

SENIOR DEBT SECURITIES

Supplemental to Indenture dated as of July 31, 2006

This FOURTH SUPPLEMENTAL INDENTURE, dated as of October 1, 2025 (this “Fourth Supplemental Indenture”), between ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of the Republic of Liberia (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee under the Indenture referred to below (hereinafter called the “Trustee”).

WHEREAS, the Company entered into an Indenture dated as of July 31, 2006 (the “Basic Indenture,” all capitalized terms used in this Fourth Supplemental Indenture and not otherwise defined being used as defined in the Basic Indenture) with the Trustee, for the purposes of issuing its unsecured and unsubordinated indebtedness in one or more series (the “Securities”) in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company;

WHEREAS, the Company entered into a Third Supplemental Indenture dated as of November 28, 2017 with the Trustee to provide for the issuance of the Company’s 3.700% Senior Notes due 2028;

WHEREAS, the Company proposes to issue a series of Securities denominated as its “5.375% Senior Notes due 2036” (the “Senior Notes”);

WHEREAS, Section 901(6) of the Basic Indenture provides that without the consent of the Holders of the Securities of any series, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Basic Indenture to establish the form or terms of Securities of any series as contemplated by Sections 201 and 301 thereof;

WHEREAS, Section 901(2) of the Basic Indenture provides that without the consent of the Holders of the Securities of any series, the Company may add to the covenants of the Company for the benefit of the Holders of the Securities of all or any series (and if such covenants are to be for the benefit of the Securities of less than all series, stating that such covenants are expressly being included solely for the benefit of the Securities of such series) or to surrender any right or power therein conferred upon the Company;

WHEREAS, Section 901(5) of the Basic Indenture provides that without the consent of the Holders of the Securities of any series, the Company may add to, change or eliminate any of the provisions of the Basic Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding;

WHEREAS, the entry into this Fourth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Basic Indenture; and

WHEREAS, all things necessary have been done to make this Fourth Supplemental Indenture, when executed and delivered by the Company, the legal, valid and binding agreement of the Company, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

The parties hereto mutually covenant and agree as follows:

SECTION 1.            There is hereby created and authorized the Senior Notes which shall be in the form attached hereto as Exhibit A.

SECTION 2.            The Basic Indenture is hereby amended solely with respect to a series of Securities that consists of the Senior Notes as follows:

(A)            By amending Section 101 to Article One to add new definitions thereto in appropriate alphabetical sequences, as follows:

“Additional Notes” has the meaning specified in Section 312.

“Attributable Debt” means, as to any particular lease under which any Person is liable, at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company’s incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the sole option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

“Change in Tax Law” has the meaning specified in Section 1108(b).

A “Change of Control” shall be deemed to occur upon the consummation of any transaction pursuant to which:

(1)            any “person” or “group” of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting stock of the Company; or

(2)            the Company conveys, transfers or leases its properties and assets substantially as an entirety to any other person, other than to a Subsidiary of the Company.

For purposes of this definition, (a) “person” and “group” have the meanings they have in Sections 13(d) and 14(d) of the Exchange Act; and (b) “beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all voting stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (1) above; provided that no “person” or “group” beneficially owns, directly or indirectly, more than 50% of the total voting power of the voting stock of such holding company.

“Change of Control Offer” has the meaning specified in Section 1011(a).

“Change of Control Payment” has the meaning specified in Section 1011(b)(1).

“Change of Control Payment Date” has the meaning specified in Section 1011(b)(2).

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Decline associated with such Change of Control.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) which under accounting principles generally accepted in the United States would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries after deducting therefrom, without duplication, the sum of (i) all current liabilities except for (A) notes and loans payable, (B) current maturities of long term debt, (C) current maturities of obligations under capital leases and (D) customer deposits and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, determined in good faith by the Company’s Chief Executive Officer or responsible accounting or financial officer of the Company.

“Fitch” means Fitch Ratings and its successors.

“Funded Debt” means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed, whether secured or unsecured, maturing more than one year after the date of determination thereof and any indebtedness, regardless of its terms, renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than 360 days after the date of the creation of indebtedness.

“H.15” has the meaning specified in Section 1109.

“H.15 TCM” has the meaning specified in Section 1109.

An “Investment Grade” rating means, as applicable, a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), or if such Rating Agency ceases to rate the Senior Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency.

“Lien” has the meaning specified in Section 1008.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Par Call Date” has the meaning specified in Section 1109.

“Principal Property” means any real or personal property owned or leased by the Company or any Subsidiary the net book value of which on the date as of which the determination is being made exceeds 5% of the Company’s Consolidated Net Tangible Assets, other than any such real or personal property which, in the opinion of the Company’s Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

“Rating Agencies” means each of (x) Moody’s, (y) S&P and (z) Fitch (or, if any of Moody’s, S&P or Fitch or all three shall not make a rating on the Senior Notes publicly available, a nationally recognized rating organization, or organizations, as the case may be, selected by the Company that shall be substituted for any of Moody’s, S&P or Fitch or all three, as the case may be, with respect to the Senior Notes).

A “Rating Decline” shall be deemed to occur if during the period (the “Change of Control Period”) commencing on the date of the first public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (the “Public Notice Date”) and terminating on the date that is 60 days after consummation of the Change of Control (provided that if a Rating Agency announces, after the Public Notice Date and before expiration of the Change of Control Period, that the rating of the Senior Notes is under review for possible downgrade by such Rating Agency, the Change of Control Period shall be extended until the first to occur of (x) the date that such Rating Agency announces the results of its review and (y) the date that is 180 days after consummation of the Change of Control), two or more Rating Agencies downgrade their respective rating of the Senior Notes, such that after such downgrades, the Senior Notes are not rated Investment Grade by two or more Rating Agencies, and at least two Rating Agencies do not thereafter during the Change of Control Period restore their respective Investment Grade rating of the Senior Notes; provided, that a Rating Decline otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Decline for purposes of the definition of Change of Control Trigger Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing during the Change of Control Period that the reduction was the result, in whole or in part, of any event or circumstance comprised of, or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Decline).

“Remaining Life” has the meaning specified in Section 1109.

“Restricted Subsidiary” means any Subsidiary which owns or leases a Principal Property.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Tax Redemption Date” has the meaning specified in Section 1108.

“Treasury Rate” has the meaning specified in Section 1109.

(B)            By adding the following Section 312 to Article Three:

Section 312. Additional Senior Notes.

Senior Notes in the aggregate principal amount of U.S.$1,500,000,000 are being initially issued pursuant to this Fourth Supplemental Indenture. The Company may issue additional Senior Notes from time to time under this Fourth Supplemental Indenture (the “Additional Notes”). The Senior Notes and any Additional Notes subsequently issued shall be treated as a single class and, unless otherwise specified, all references to Senior Notes shall include the Additional Notes for all purposes under the Indenture and this Fourth Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

(C)            By adding the following Section 1008 to Article Ten:

Section 1008. Limitations on Liens.

The Company covenants and agrees that it will not, and will not permit any Restricted Subsidiary to incur, assume or suffer to exist any indebtedness for money borrowed secured by any mortgage, security interest, pledge or lien (“Lien”) upon any Principal Property, whether owned at the date the Senior Notes are issued or thereafter acquired, without providing that the Senior Notes shall be secured by such Lien equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured, unless after giving effect thereto, the aggregate amount of all such indebtedness for money borrowed secured by Liens on Principal Properties plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions (as defined in Section 1009) involving Principal Properties (other than sale and leaseback transactions permitted by clause (a)(1) of Section 1009 in reliance upon one of the exclusions set forth in paragraphs (1) through (6) below and clause (a)(2) of Section 1009) would not exceed 10% of Consolidated Net Tangible Assets; provided, however, that this Section 1008 shall not apply to, and there shall be excluded from indebtedness for money borrowed secured by Liens on Principal Properties in any computation under this Section 1008, indebtedness for money borrowed secured by:

(1)            Liens existing on the date the Senior Notes are issued;

(2)            Liens on any real or personal property of any Person existing at the time such Person became a Restricted Subsidiary and not incurred in contemplation of such Person becoming a Restricted Subsidiary;

(3)            Liens in favor of the Company or any Restricted Subsidiary;

(4)            Liens existing on any real or personal property at the time it is acquired by the Company or a Restricted Subsidiary or created within 18 months of the date of such acquisition, conditional sale and similar agreements;

(5)            purchase money Liens to secure the purchase price or construction cost of property incurred prior to, at the time of or within 18 months after the acquisition, the completion of the construction or the commencement of full operations of the property; and

(6)            any extension, renewal or refunding (or successive extensions, renewals or refundings) of any Lien referred to in the foregoing clauses (1) to (5) inclusive; provided the principal amount of such extension, renewal or refunding may not exceed the principal amount of the Lien being extended, renewed or refunded plus the amount of any premium or other costs paid in connection with such extension, renewal or refunding.

(D)            By adding the following Section 1009 to Article Ten:

Section 1009. Limitation on Sales and Leasebacks.

Except for a sale or transfer between a Restricted Subsidiary and the Company or between Restricted Subsidiaries, the Company covenants and agrees that it will not and will not permit any Restricted Subsidiary to sell or transfer any Principal Property, with the intention that the Company or any Restricted Subsidiary take back a lease thereof, except a lease for a period, including renewals, of less than three years, by the end of which period it is intended that the use of such Principal Property by the lessee will be discontinued (any such transaction being herein referred to as a “sale and leaseback transaction”) unless either:

(1)            the Company or such Restricted Subsidiary could incur a Lien pursuant to Section 1008 on the Principal Property securing indebtedness for money borrowed in a principal amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Senior Notes; or

(2)            (A) the gross proceeds of the sale or transfer of the Principal Property leased equals or exceeds the Fair Market Value of such Principal Property and (B) within one year after such sale or transfer of such Principal Property shall have been made by the Company or by a Restricted Subsidiary, the Company applies all of the net proceeds to (i) the voluntary retirement of Funded Debt of the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or a Restricted Subsidiary of one or more properties which on an aggregate basis have a purchase price in excess of 5% of Consolidated Net Tangible Assets (other than the Principal Property involved in such sale). A sale and leaseback transaction shall not include any sale and leaseback transactions (x) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (y) involving the temporary taking back of a lease for a period, including renewals, of less than three years in the case where it is intended that at the end of the lease, the use of such property by the Company or such Restricted Subsidiary will be discontinued.

(E)            By adding the following Section 1010 to Article Ten:

Section 1010. Maintenance of Properties.

The Company shall cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this covenant shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company or the business of any Restricted Subsidiary.

(F)            By adding the following Section 1011 to Article Ten as follows:

Section 1011. Purchase of Senior Notes upon a Change of Control.

(a)            If a Change of Control Triggering Event occurs with respect to the Senior Notes, unless the Company has exercised its right to redeem the Senior Notes under Section 1109, each Holder of the Senior Notes will have the right to require the Company, pursuant to a Change of Control Offer, to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Senior Notes pursuant to an offer on the terms set forth herein (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount of the Senior Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Senior Notes repurchased to, but excluding, the date of purchase (subject to the right of Holders of the Senior Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date). No purchase in part shall reduce the principal amount at maturity of the Senior Notes held by any Holder to below $2,000.

(b)            Within 30 days following any Change of Control Triggering Event, the Company shall deliver a notice to each Holder of the Senior Notes at such Holder’s registered address or otherwise deliver a notice in accordance with the procedures set forth in Section 1104, with a copy to the Trustee, stating:

(1)            that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount of such Senior Notes plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on a Regular Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)            the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”);

(3)            that the Change of Control Offer is being made pursuant to this Section 1011 and that all Senior Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment on the Change of Control Payment Date;

(4)            the Change of Control Payment;

(5)            the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

(6)            that Senior Notes must be surrendered on or prior to the Change of Control Payment Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

(7)            that the Change of Control Payment for any Senior Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Payment Date;

(8)            other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance of the Change of Control Offer;

(9)            that any Senior Note not tendered will continue to accrue interest; and

(10)          that, unless the Company defaults in the payment of the Change of Control Payment, any Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date.

(c)            Upon receipt by the Company of the proper tender of Senior Notes, the Holder of the Senior Note in respect of which such proper tender was made shall (unless the tender of such Senior Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Payment with respect to such Senior Note. Upon surrender of any such Senior Note for purchase in accordance with the foregoing provisions, the Holder of such Senior Note shall be paid by the Company on the Change of Control Payment Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Payment Date shall be payable to the Holders of such Senior Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307. If any Senior Note tendered for purchase in accordance with the provisions of this Section 1011 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Payment Date at the rate prescribed therefor in such Senior Note. Holders electing to have Senior Notes purchased will be required to surrender such Senior Notes to the Paying Agent at the address specified in the Change of Control Offer at least one Business Day prior to the Change of Control Payment Date. Any Senior Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Senior Note without service charge, one or more new Senior Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for, the portion of the principal amount of the Senior Note so surrendered that is not purchased.

(d)            On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all of the Senior Notes or portions of the Senior Notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Payment in respect of all of the Senior Notes or portions of the Senior Notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) which have been properly tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of the Senior Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly deliver (or cause to be delivered) to each Holder of the Senior Notes whose Senior Notes have been properly tendered and so accepted the Change of Control Payment for such Senior Notes, and the Company shall execute and the Trustee (or an authenticating agent appointed by the Company) shall promptly authenticate and deliver (or cause to be transferred by book entry) to such Holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered, if any; provided that each such new Senior Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Senior Notes so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Any Senior Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Payment Date.

(e)            A tender made in response to a Change of Control Offer may be withdrawn if the Company receives, not later than the expiration date for the Change of Control Offer, or if there is no such expiration date, one Business Day prior to the Change of Control Payment Date, a written notice of withdrawal, specifying, as applicable:

(1)            the name of the Holder;

(2)            the certificate number of the Senior Note in respect of which such notice of withdrawal is being submitted;

(3)            the principal amount of the Senior Note (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4)            a statement that such Holder is withdrawing its election to have such principal amount of such Senior Note purchased; and

(5)            the principal amount, if any, of such Senior Note (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) that remains subject to the original Change of Control Offer and that has been or will be delivered for purchase by the Company.

(f)            Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Payment; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Payment of the Senior Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Payment Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g)            If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Senior Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(h)            If Holders of not less than 90% in aggregate principal amount of the outstanding Senior Notes validly tender and do not withdraw such Senior Notes in a Change of Control Offer and the Company, or any other person making a Change of Control Offer in lieu of the Company pursuant to this Section 1011, purchases all of the Senior Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer pursuant to this Section 1011, to redeem all Senior Notes that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount of the Senior Notes repurchased plus accrued and unpaid interest, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(i)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations (and rules of any exchange on which the Senior Notes are then listed) to the extent these laws, regulations or rules are applicable in connection with the repurchase of the Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations or exchange rules conflict with the provisions of this Section 1011, the Company shall comply with the applicable securities laws, regulations and rules and will not be deemed to have breached its obligations under this Section 1011 by virtue of such compliance.

(j)           The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture and this Fourth Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption has been given pursuant to the provisions of Section 1108 or Section 1109, unless and until there is a default in payment of the applicable Redemption Price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. In such event, the consummation of the Change of Control Offer may be delayed until such time (including more than 60 days after the original notification of the Change of Control Offer was given) the Change of Control Triggering Event occurs, or the Change of Control Offer may not be consummated if the Change of Control Triggering Event does not occur.

(k)          The provisions of this Section 1011 relating to the Company’s obligation to make a Change of Control Offer may be waived or modified with the consent of Holders of a majority in principal amount of the Senior Notes then outstanding prior to the occurrence of the Change of Control.

(G)            By deleting the second paragraph of Section 1108 to Article Eleven and restating it as follows:

The Company may redeem the Senior Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the Senior Notes (which notice shall be irrevocable and given in accordance with the procedures set forth under Section 1104), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Company for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of Senior Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Senior Notes, the Company is or would be required to pay Additional Amounts, and the Company cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Company), and the requirement arises as a result of:

(a)          any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a relevant tax jurisdiction which change or amendment is announced and becomes effective after the date of the prospectus supplement applicable to the Senior Notes at the time of initial sale thereof (or, if such tax jurisdiction becomes relevant on a date after the date of such document, after such later date); or

(b)          any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective after the date of the prospectus supplement applicable to the Senior Notes at the time of initial sale thereof (or, if such tax jurisdiction becomes relevant on a date after the date of such document, after such later date) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

The Company shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Company would be obligated to make such payment of Additional Amounts if a payment in respect of the Senior Notes were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the delivery of any notice of redemption of the Senior Notes pursuant to the foregoing, the Company shall deliver the Trustee an opinion of an independent tax advisor of recognized standing qualified under the laws of the relevant tax jurisdiction (which advisor shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Company to redeem the Senior Notes hereunder. In addition, before the Company delivers a notice of redemption of the Senior Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Company taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely absolutely, and without liability to any Person therefor, on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

The foregoing provisions of this Section 1108 will apply, mutatis mutandis, to any successor of the Company with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Company.

(H)            By adding the following Section 1109 to Article Eleven:

Section 1109. Optional Redemption.

Prior to October 15, 2035 (the date that is three months prior to the maturity date of the Senior Notes) (the “Par Call Date”), the Company may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to, but excluding, the Redemption Date, and

(2)            100% of the principal amount of the Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be delivered to each Holder of the Senior Notes at such Holder’s registered address or otherwise transmitted in accordance with the procedures set forth in Section 1104, with a copy to the Trustee, at least 10 days but not more than 60 days before the Redemption Date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the Senior Notes for redemption will be made pro rata, or by lot or by such other method as the Company in its sole discretion deems appropriate and fair. No Senior Notes of a principal amount of $2,000 or less will be redeemed in part. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to the Senior Notes will state the portion of the principal amount of the Senior Notes to be redeemed. A new Senior Note in a principal amount equal to the unredeemed portion of the Senior Notes will be issued in the name of the holder of the Senior Notes upon surrender for cancellation of the original note. For so long as the Senior Notes are held by DTC (or another depositary), the redemption of the Senior Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

(I)             By amending the table of contents of the Basic Indenture to reflect the additions described in Subsections (A) through (H) of this Section 2.

SECTION 3.            The Basic Indenture is hereby amended with respect to all future series of Securities to be issued under the Basic Indenture, including the Senior Notes issued hereby, as follows:

(A)            By amending Section 101 to Article One to add new definitions thereto in appropriate alphabetical sequences, as follows:

“Authenticating Agent” has the meaning specified in Section 614.

“Authorized Agent” has the meaning specified in Section 114.

“Authorized Officers” has the meaning specified in Section 105.

“Capital Stock” means:

(1)          in the case of a corporation, corporate stock;

(2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)          in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Discharged” has the meaning specified in Section 403.

“DTC” means The Depository Trust Company, its nominees and successors.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, of all or any part of any indebtedness (whether arising by agreements to keep-well, to take or pay or to maintain financial statement conditions, pledges of assets, sureties or otherwise).

“Instructions” has the meaning specified in Section 105.

“Judgment Currency” has the meaning specified in Section 116.

“Required Currency” has the meaning specified in Section 116.

(B)            By deleting the below listed definitions in Section 101 to Article One and restating them, respectively, as follows:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or a place of payment under this Indenture are authorized or required by law, regulation or executive order to close.

“Company Request” or “Company Order” means a written order signed in the name of the Company by any Person authorized by a resolution of the Board of Directors of the Company.

“Corporate Trust Office” means any address of the Bank of New York Mellon Trust Company, N.A., designated by the Trustee, which shall initially be the office of the Trustee at which, at any particular time, its corporate trust business in Jacksonville, Florida shall be principally administered, which office as of the date hereof is located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted, which office as of the date hereof is located at 240 Greenwich Street, 7E, New York, New York 10286; Attention: Corporate Trust Division – Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Company.

“Depositary” means, with respect to Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, each Person designated to act as Depositary for such Securities as contemplated by Section 301 until one or more successor Depositaries shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Secretary or any Vice President of such Person.

“Opinion of Counsel” means a written opinion from legal counsel, subject to customary exceptions and qualifications, who may, except as otherwise provided in the Indenture, be an employee of or counsel to the Company and, in the case of an opinion of counsel to be delivered to the Trustee (i) is delivered by legal counsel reasonably acceptable to the Trustee and (ii) is addressed to the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal was scheduled to be paid specified in the documentation governing such indebtedness as of the issue date of such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)          any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)          any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

(C)            By deleting the term and definition of “Book-Entry Security” and replacing it with the term and definition of “Global Security” below in Section 101 to Article One and where otherwise used in the Indenture.

“Global Security” means any Security that evidences all or part of a series of Securities, issued in fully registered certificated form to the Depositary for such series in accordance with Section 204 and bearing the legend prescribed in Section 202.

(D)            By deleting the term and definition of “Officers’ Certificate” and replacing it with the term and definition of “Officer’s Certificate” below in Section 101 to Article One and where otherwise used in the Indenture.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer.

(E)            By adding the below sentence to the end of the first paragraph of Section 102 to Article One:

Notwithstanding the foregoing, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need by furnished.

(F)            By deleting Section 104 to Article One and restating it as follows:

Section 104: [Reserved].

(G)            By adding the below paragraphs to the end of Section 105 to Article One:

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers or directors with the authority to provide such Instructions (collectively, “Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

(H)            By deleting Section 106 to Article One and restating it as follows:

Section 106. Notice to Holders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice of any event to Holders of Securities, such notice shall be sufficiently given to Holders of Securities:

(1)            if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice; provided that in the event of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder; or

(2)            if a series of Securities has been issued in the form of one or more Global Securities through DTC as Depositary, notice may be provided with respect to such series of Securities by delivery of such notice to DTC for posting through its “Legal Notice Service” (LENS) or a successor system thereof.

In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(I)            By adding the following Section 114 to Article One:

Section 114. Jurisdiction.

The Company agrees that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon this Indenture or the Securities may be instituted in any state or Federal court located in the City of New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Securities, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by this Indenture. The Company has appointed the Company’s General Counsel, located at his office at the Company, 1050 Caribbean Way, Miami, Florida 33132, or any successor so long as such successor is resident in the United States and can act for this purpose, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Securities or the transactions contemplated herein which may be instituted in any state or Federal court in the City of New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company’s General Counsel has hereby accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action involving the Company arising out of or based upon this Indenture or the Securities may be instituted by any Holder or the Trustee in any other court of competent jurisdiction. The Company expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(J)            By adding the following Section 115 to Article One:

Section 115. Counterparts.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by electronic format (i.e., “pdf” or “tif” or any electronic signature complying with the U.S. federal ESIGN Act of 2000) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by electronic format (i.e., “pdf” or “tif” or any electronic signature complying with the U.S. federal ESIGN Act of 2000) shall be deemed to be their original signatures for all purposes. Any electronically signed document delivered via email from a Person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. The Trustee shall not have any duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

(K)            By adding the following Section 116 to Article One:

Section 116. Currency Indemnity.

Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”) which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company, shall constitute a discharge of the Company’s obligation under this Indenture and the Securities, only to the extent of the amount of the Required Currency which may be purchased in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Company shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Securities, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

(L)            By deleting Section 202 to Article Two and restating it as follows:

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(M)            By adding Section 204 to Article Two as set forth below:

Section 204. Securities in Global Form.

If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding Section 301 and the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Notwithstanding the provisions of Section 201 and 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

(N)            By deleting the first two paragraphs of Section 303 to Article Three and restating them as follows:

Securities shall be executed on behalf of the Company by any one of its Officers. The signature of any of these individuals on the Securities may be manual, facsimile or by Electronic Means (including DocuSign or other electronic platform).

Securities bearing the signature of any of the individuals listed above who was at the time of signing a proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

(O)            By deleting the first sentence of the last paragraph of Section 303 to Article Three and restating it as follows:

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic (including DocuSign or other electronic platform) signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

(P)            By adding the below to the end of the first paragraph of Section 304 to Article Three:

Any such temporary Security may be in the form of one or more Global Securities, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(Q)            By adding the below paragraph to the end of Section 305 to Article Three:

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among depositary participants or beneficial owners of interests in any certificated Security or Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the depositary.

(R)            By deleting Section 308 to Article Three and restating it as follows and by replacing any cross references to Section 308 with Section 1303:

Section 308: [Reserved].

(S)            By adding the following Section 311 to Article Three:

Section 311. CUSIP Numbers.

The Company in issuing any Securities may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange or other notice to Holders with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice to Holders, that such numbers are included solely for the convenience of the Holders and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

(T)            By deleting Section 401 to Article Four and restating it as follows:

Section 401. Satisfaction and Discharge of Indenture.

This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and any right to receive Additional Amounts not then owed as the rights of the Holders of the Securities of such series to receive the principal of and premium, if any, interest and any Additional Amounts then owed on such Securities as and when the same shall become due and payable and except as otherwise provided in the last paragraph of this Section 401), and the Trustee, at the direction and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securities of such series, when,

(a) either:

(i)         all Securities of such series theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(ii)        all Securities of such series not theretofore delivered to the Trustee for cancellation,

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) if redeemable at the option of the Company (including, without limitation, by operation of any mandatory sinking fund), are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose (i) money in the currency in which such Securities are payable in an amount (subject to Section 407), or (ii) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one Business Day before the due date of any payment, money in the currency in which such Securities are payable in an amount, or (iii) a combination of (i) and (ii), sufficient (without consideration of any investment of such principal and interest) to pay and discharge the entire indebtedness on such Securities for principal and premium, if any, and interest (including any Additional Amounts then owed with respect thereto) to, but excluding, the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity thereof or, in the case of Securities of such series which are to be called for redemption as contemplated by (C) above, the applicable Redemption Date, as the case may be, and including any mandatory sinking fund payments as and when the same shall become due and payable; provided, however, that, if the Trustee or any Paying Agent is required to return the monies then on deposit with or held by the Trustee or such Paying Agent to the Company or to a trustee in bankruptcy, receiver, conservator or other similar Person, or the Trustee or any Paying Agent is not permitted to apply any such funds to pay the principal of and premium, if any, and interest on the Securities of such series (including to make sinking fund payments) as and when the same shall become due and payable, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(b)            the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such series; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Company to the Trustee under Section 607, the provisions of Sections 304, 305, 306, 310, 1002 and 1003 and this Article Four, and, if the Securities of such series are to be redeemed prior to their Stated Maturity (including, without limitation, pursuant to a mandatory sinking fund), the provisions of Article Eleven hereof, and, if the Securities of such series are convertible into or exchangeable for other securities or property, the rights of the Holders of such Securities to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into other securities or property, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the obligations of the Trustee under Sections 402 and 1003 shall survive such satisfaction and discharge.

(U)            By deleting Section 402 to Article Four and restating it as follows:

Section 402.           Application of Trust Money.

(a)            Neither the Trustee nor any other Paying Agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company in writing to pay thereon.

(b)            Subject to Section 1003, any monies and U.S. Government Obligations which at any time shall be deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other Paying Agent in trust for the respective Holders of the Securities for the purpose for which such moneys shall have been deposited, and such funds shall be applied by the Trustee or Paying Agent in accordance with the provisions of such Securities and this Indenture to the payment of all sums due and to become due on such Securities in respect of principal and premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required by law. Anything in this Indenture to the contrary notwithstanding, neither the Company nor any of its Affiliates may act as Paying Agent for any Securities in respect of which money or U.S. Government Obligations have been deposited pursuant to this Article Four.

(V)            By deleting Section 403 to Article Four and restating it as follows:

Section 403. Defeasance and Covenant Defeasance upon Deposit of Moneys or U.S. Government Obligations.

At the Company’s option, either (x) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series on the first day after the applicable conditions set forth below have been satisfied or (y) the Company shall cease to be under any obligation to comply with any covenant provided pursuant to Sections 301(18), 801, 901(2), 901(6), 901(8), 901(11) or 901(12) with respect to Securities of any series and the occurrence of any event specified in Sections 501(4) (with respect to any such covenants provided pursuant to Sections 301(18), 801, 901(2), 901(6), 901(8), 901(11) or 901(12)) shall be deemed not to be or result in an Event of Default with respect to such Securities as provided in this Section (“covenant defeasance”) upon the satisfaction of the applicable conditions set forth below:

(a)            the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in the currency in which such Securities are payable in an amount (subject to Section 407), or (ii) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment, money in the currency in which such Securities are payable in an amount, or (iii) a combination of (i) and (ii), sufficient (without consideration of any investment of such principal and interest) to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of such series (including any Additional Amounts then owed with respect thereto) on the dates such installments of interest or principal and premium are due and, if the Securities of such series are to be called for redemption as described in clause (d) below, to pay and discharge the Redemption Price on the Securities called for redemption on the applicable Redemption Date;

(b)            no event which is, or after notice or lapse of time or both would become, a Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or with regard to any event specified in Sections 501(6) and 501(7), at any time during the period ending on or prior to the 90th day after the date of such deposit or, (it being understood that this condition shall not be deemed satisfied until after such 90th day);

(c)            if the Securities are to be redeemed prior to the Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee shall have been made;

(d)            if the monies or U.S. Government Obligations or combination thereof, as the case may be, deposited under clause (a) above are sufficient to pay the principal of and premium, if any, and interest on the Securities of such series (including, without limitation, any mandatory sinking fund payment) or any portion thereof to be redeemed on a particular Redemption Date (including, without limitation, pursuant to a mandatory sinking fund), the Company shall have given to the Trustee irrevocable instructions to redeem such Securities on such date and shall have made arrangements satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the name, and at the expense, of the Company;

(e)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to such action under this Indenture have been complied with;

(f)              the Company shall have delivered to the Trustee an opinion of United States counsel, which counsel is reasonably acceptable to the Trustee, confirming that the beneficial owners of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(g)           the Company shall have delivered to the Trustee an Opinion of Counsel in the jurisdiction of incorporation of the Company, which counsel is reasonably acceptable to the Trustee, to the effect that the beneficial owners of the Securities of such series will not recognize income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

“Discharged” means, with respect to the Securities of any series, that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, all of which shall survive such discharge and remain in full force and effect with respect to the Securities of such series: (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (a) above, payment of the principal of and premium, if any, and interest on such Securities (including any Additional Amounts then owed with respect thereto) when such payments are due, (B) Sections 304, 305, 306, 1002 and 1003, (C) if the Securities of such series are to be redeemed prior to their Stated Maturity, the provisions of Article Eleven hereof, (D) if the Securities of such series are convertible into or exchangeable for other securities or property, the rights of the Holders of such Securities to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into such other securities or property, (E) the provisions of this Article Four and (F) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

(W)            By adding Section 404 to Article Four as follows:

Section 404. Repayment to the Company.

The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon delivery of a Company Order any moneys or U.S. Government Obligations deposited pursuant to Sections 401 and 403 with respect to the Securities of any series and held by them that are in excess of the monies and/or U.S. Government Obligations that were required to effect the satisfaction and discharge, covenant defeasance or discharge, as applicable, with respect to the Securities of such series, including any such moneys or obligations held by the Trustee under any trust and security agreement entered into pursuant to Section 406. The provisions of Section 1003 shall apply to any money held by the Trustee or any Paying Agent under this Article Four.

(X)            By adding Section 405 to Article Four as follows:

Section 405. Indemnity for U.S. Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

(Y)            By adding Section 406 to Article Four as follows:

Section 406. Deposits with Trustee.

The Company shall have irrevocably deposited in trust with the Trustee, money in the currency in which the Securities of such series are payable or U.S. Government Obligations or a combination thereof in such amounts and at such times as are sufficient (without consideration of any investment of such principal and interest) to pay the principal of and interest on the Outstanding Securities of such Series to Maturity or redemption; provided, however, that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities of such series to Maturity or redemption.

(Z)            By adding Section 407 to Article Four as follows:

Section 407. Deposits of non-U.S. Currencies.

Notwithstanding the foregoing provisions of this Article Four, if the Securities of any series are payable in a currency other than U.S. dollars, the currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article Four shall be as set forth in a Board Resolution of the Company, a Company Order or in one or more supplemental indentures hereto.

(AA)       By deleting clause (4) of Section 501 to Article Five and restating it as follows:

(4)            default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than any such default or breach which is elsewhere in this Section specifically dealt with or which is expressly not applicable to Securities of that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(BB)        By deleting clause (5) of Section 501 to Article Five and restating it as follows:

(5)          failure to pay when due any payment of principal of or interest on, or the acceleration of, indebtedness for money borrowed by the Company that exceeds $150,000,000 in the aggregate under any mortgages, indentures (including this Indenture) or instruments under which the Company may have issued, or which there may have been secured or evidenced, any indebtedness for money borrowed by the Company, if such indebtedness is not discharged or such acceleration is not annulled within 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities of that series, a written notice specifying such default and stating that such notice is a “Notice of Default” hereunder; or

(CC)        Solely with respect to any future series of Securities and not the Senior Notes issued hereby, by deleting clause (8) of Section 501 to Article Five and restating it as follows:

(8)            any other Event of Default provided with respect to Securities of that series, provided, however, that no event described in this paragraph (8) shall constitute an Event of Default hereunder until the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding, notify the Company (and the Trustee in case of notice by the Holders) of the Default, specifying the Default, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder.

(DD)         By deleting Section 504 to Article Five and restating it as follows:

Section 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company, its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

(EE)          By deleting clause (3) to the first paragraph of Section 507 to Article Five and restating it as follows:

(3) such Holder or Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(FF)          By deleting the language after clause (5) of the first paragraph of Section 507 to Article Five and restating it as follows:

(5)            [Reserved].

(GG)         By deleting clause (1) of the first paragraph of Section 512 to Article Five and restating it as follows:

(1)            the Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture, or that may result in the incurrence of liability by the Trustee, and

(HH)         By deleting Section 515 to Article Five and restating it as follows:

Section 515.  Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

(II)            By deleting Section 601 to Article Six and restating it as follows:

Section 601.  Duties of Trustee.

(a)            Except during the continuance of an Event of Default with respect to the Securities of any series,

(i)  the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates and opinions furnished to it and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which, by any provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b)            In case an Event of Default with respect to the Securities of any series shall have occurred and is continuing, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)            None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(i)  this Subsection (c) shall not be construed to limit the effect of Subsections (a) or (d) of this Section;

(ii) the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by the Trustee with respect to the Securities of any series in good faith in accordance with the direction of Holders of not less than a majority in principal amount of the Outstanding Securities of such series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture.

(d)            None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any personal liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

(JJ)            By deleting Section 602 to Article Six and restating it as follows:

Section 602.  Notice of Defaults.

Within 90 days after the occurrence thereof, and if a Responsible Officer shall have received written notice thereof at its Corporate Trust Office and such notice references the Securities of a series and this Indenture, the Trustee shall give to the Holders of the Securities of a series notice of each such Default or Event of Default with respect to the Securities of such series, by transmitting such notice to Holders at their addresses as the same shall then appear on the Security Register, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 501, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section). Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Securities of such series when and as the same shall become payable, or to make any sinking fund payment as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as a Responsible Officer or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

(KK)            By deleting Section 603 to Article Six and restating it as follows:

Section 603.  Rights of Trustee.

(a)            The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(b)            The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Trustee hereunder in good faith and in reliance thereon.

(c)            The Trustee may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any Board Resolution or resolution of the stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Officer’s Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed).

(d)            The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have had if it were not the Trustee or such agent.

(e)            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or to invest any money received by it hereunder, except as otherwise agreed in writing with the Company.

(f)            Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(g)            The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(h)            The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the Holders of the Securities shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(i)             The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(j)            The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless written notice of such Default or Event of Default from the Company or Holders of not less than 25% of the Outstanding Securities is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no Default or Event of Default.

(k)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at reasonable times previously notified to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney.

(l)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(m)            The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(n)            Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential or other similar loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(o)        The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; pandemics or epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(LL)            By deleting Section 604 to Article Six and restating it as follows:

Section 604.  Not Responsible for Recitals or Issuance of Securities.

The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Company; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

(MM)            By deleting Section 605 and Section 606 to Article Six and restating them as follows:

Section 605.  [Reserved].

Section 606.  [Reserved].

(NN)         By deleting Section 607 to Article Six and restating it as follows:

Section 607.  Compensation and Indemnity.

The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:

(a)            the Trustee shall be entitled to such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust;

(b)            the Company shall reimburse the Trustee promptly upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee (including the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own gross negligence or willful misconduct; and

(c)            the Company also agrees to indemnify the Trustee hereunder for, and to hold it harmless against, any and all cost, claim, loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with this Indenture, the Securities, the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that the Trustee shall not incur any liability if it fails to so notify and any failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of, premium and interest on any Securities.

Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 607 shall survive the resignation or removal of the Trustee, the termination of this Indenture and any satisfaction and discharge under Article Four.

Without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in clauses (6), (7), or (8) of Section 501 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

(OO)         By deleting Section 608 to Article Six and restating it as follows:

Section 608.  Eligibility; Disqualification.

(a) The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

(b) The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(i) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(i) of the Trust Indenture Act are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the Trust Indenture Act is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 608 shall be automatically amended to incorporate such changes.

(PP)          By deleting Section 609 to Article Six and restating it as follows and by replacing any cross references to Section 609 with Section 608:

Section 609. [Reserved].

(QQ)         By deleting Section 610 to Article Six and restating it as follows:

Section 610.  Resignation and Notice; Removal.

The Trustee, or any successor to it hereafter appointed, may at any time, upon 30 days prior written notice to the Company (unless a shorter period shall be satisfactory to the Company), resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Company notice in writing. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Company of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal.

If at any time:

(1)        the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(2)        the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(3)        the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of Securities who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

In addition, the Company may remove the Trustee with respect to Securities of any series without cause if the Company gives written notice to the Trustee of such proposed removal at least three months in advance of the proposed effective date of such removal.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 607 shall survive its resignation or removal.

(RR)          By deleting Section 611 to Article Six and restating it as follows:

Section 611.  Successor Trustee by Appointment.

(a)            In case at any time the Trustee shall resign, or shall be removed or if a vacancy exists in the office of the Trustee for any reason, with respect to Securities of any or all series, the Company shall promptly appoint a successor Trustee. However, if all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, shall promptly appoint a successor Trustee with respect to the Securities of any or all series. Subject to the provisions of Sections 608 and 610, upon the appointment as aforesaid of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities of any such series, the Person making such appointment shall forthwith cause notice thereof to be sent to the Holders of Securities of such series at their addresses as the same shall then appear on the Security Register. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of such appointment.

(b)            If any Trustee with respect to the Securities of any series shall resign or be removed and a successor Trustee shall not have been appointed by the Company or, if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee at the expense of the Company may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 611 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c)            Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder with respect to the Securities of such series, subject nevertheless to its lien provided for in Section 607. Nevertheless, on the written request of the Company or of the successor Trustee, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee with respect to the Securities of such series and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee with respect to the Securities of such series, subject nevertheless to its lien provided for in Section 607; and, upon request of any such successor Trustee or the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

(SS)          By deleting Section 612 to Article Six and restating it as follows:

Section 612.  Successor Trustee by Merger.

Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article Six. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

(TT)            By deleting Section 613 to Article Six and restating it as follows:

Section 613.  [Reserved].

(UU)            By deleting Section 614 to Article Six and restating it as follows:

Section 614.  Appointment of Authenticating Agent.

The Trustee may appoint an agent (the “Authenticating Agent”) acceptable to the Company to authenticate the Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall at all times be a Person organized and doing business and in good standing under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50 million and subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article Six, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article Six, it shall resign immediately in the manner and with the effect specified in this Article Six.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Article Six, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614.

(VV)            By adding Section 615 to Article Six as follows:

Section 615.  Communications by Holders with Other Holders.

Holders of Securities may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Security Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act with respect to such communications.

(WW)            By adding Section 616 to Article Six as follows:

Section 616.  Tax Withholding.

Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Securities, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

The Company hereby covenants with the Trustee that it will provide the Trustee with sufficient information so as to enable the Trustee to determine whether or not the Trustee is obliged, in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction, including pursuant to an agreement described in Section 1471(b) of the  Internal Revenue Code of 1986, as amended or otherwise imposed pursuant to Sections 1471 through 1474 of the  Internal Revenue Code of 1986, as amended and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

(XX)         By deleting Section 703 to Article Seven and restating it as follows:

Section 703.  Reports by Trustee.

So long as any Securities are outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each anniversary following the date of this Indenture deliver to Holders a brief report which complies with the provisions of such Section 313(a).

The Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 703, file a copy of such report with each stock exchange upon which the Securities are listed, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange, if any. The Company agrees to notify the Trustee when, as and if the Securities become listed on any stock exchange or any delisting thereof.

(YY)         By deleting Section 704 to Article Seven and restating it as follows:

Section 704.  Reports by the Company.

The Company shall file with the Trustee and the U.S. Securities and Exchange Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(ZZ)         By adding the following sentence to the end of Section 801 to Article Eight:

Notwithstanding anything else herein, this Section 801 shall not apply to the conveyance, transfer or lease of properties or assets between or among the Company and its Subsidiaries.

(AAA)    By deleting clause (10) to the first paragraph to Section 901 to Article Nine and restating it as follows:

(10)          to cure any ambiguity, omission, error, defect or inconsistency; or

(BBB)      By adding clauses (11), (12), (13) and (14) to the first paragraph to Section 901 to Article Nine:

(11)          to provide for the issuance of additional Securities in a series in accordance with the limitations set forth in the supplemental indenture issuing the original Securities of such series; or

(12)          to provide for a Guarantee from a third party on any outstanding series Securities or to release such Guarantees in accordance with the terms of the applicable series of Securities; or

(13)          to conform the terms hereof, as amended and supplemented, that are applicable to the Securities of any series to the description of the terms of such Securities in the offering memorandum, prospectus supplement or other offering document applicable to such Securities at the time of initial sale thereof; or

(14)          to enter into agreements with respect to debt obligations that are junior or subordinated to the Securities; or

(15)          to make any other provisions regarding matters or questions arising under the Indenture, if doing so does not adversely affect the interests of the Holders of the series of Securities affected in any material respect.

(CCC)      By adding the below sentence to the end of Section 902 to Article Nine:

A consent to any amendment or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Securities will not be rendered invalid by such tender.

(DDD)     By deleting Section 1004 to Article Ten and restating it as follows and by replacing any cross references to Section 1004 with Section 403:

Section 1004. [Reserved].

(EEE)       By deleting Section 1005 to Article Ten and restating it as follows:

Section 1005.         Statement by Officers as to Default.

Unless specifically provided for with respect to any series of Securities under Section 301, within 120 days after the end of each fiscal year of the Company ending after the date hereof, the Company shall deliver to the Trustee an Officer’s Certificate, stating whether or not, to the best knowledge of the signer thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Such Officers’ Certificate need not comply with Section 102 of this Indenture.

(FFF)       By deleting the second sentence of Section 1102 to Article Eleven and restating it as follows:

In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least five days prior to the date of the notice of redemption to be given (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.

(GGG)       By deleting the first and second paragraphs of Section 1103 to Article Eleven and restating it as follows:

If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not less than 10 nor more than 60 days prior to the Redemption Date, from the Outstanding Securities of such series not previously called for redemption, in accordance with applicable procedures of DTC and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

(HHH)      By deleting the first paragraph of Section 1104 to Article Eleven and restating it as follows:

Notice of redemption shall be given by the Company or, at the Company’s request, by the Trustee in the name of and at the expense of the Company, not less than 10 nor more than 60 days prior to the Redemption Date, to the Holders of Securities of any series to be redeemed in whole or in part pursuant to this Article Eleven, in the manner provided in Section 106. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series. Any such notice of redemption shall also be given to the Trustee at least five days prior to the date that such notice of redemption is to be given to the Holders (unless a shorter period shall be satisfactory to the Trustee).

(III)           By deleting clause (4) of the second paragraph of Section 1104 to Article Eleven and restating it as follows:

(4)            [Reserved].

(JJJ)         By deleting clauses (7) and (8) of the second paragraph of Section 1104 to Article Eleven and restating them as follows:

(7)            that the redemption is for a sinking fund, if such is the case,

(8)            the CUSIP number, if any, relating to the Securities, and

(KKK)     By adding the following clause (9) to the second paragraph of Section 1104 to Article Eleven.

(9)            the applicable conditions to such redemption, if any.

(LLL)       By deleting the last paragraph of Section 1104 to Article Eleven and restating it as follows:

A notice of redemption published as contemplated by Section 106 need not identify particular Securities to be redeemed.

Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed. The Company shall provide written notice to the Trustee prior to the close of business on the Business Day prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder.

(MMM)   By deleting Section 1105 to Article Eleven and restating it as follows:

Section 1105. Deposit of Redemption Price.

On or prior to 12:00 p.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

(NNN)     By deleting Section 1107 to Article Eleven and restating it as follows:

Section 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

(OOO)      By adding the following Article Thirteen:

ARTICLE THIRTEEN

CONCERNING THE HOLDERS

Section 1301. Evidence of Action of Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Holders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Company), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Holders duly called and held, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

Section 1302.  Proof of Execution or Holding of Securities.

Proof of the execution of any instrument by a Holder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)            The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(b)            The ownership of Securities of any series shall be proved by the Security Register or by a certificate of the Security Registrar for such series.

(c)            The Trustee may require such additional proof of any matter referred to in this Section 1302 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(d)            If the Company shall solicit from the Holders of Securities of any series any action, the Company may, at its option fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

Section 1303.  Persons Deemed Owners.

(a)            The Company, the Trustee or any of their agents shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 307) interest, if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any of their agents shall be affected by notice to the contrary. All payments made to any Holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

(b)            None of the Company, the Trustee, or any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(c)            None of the Company, the Trustee, the Paying Agent, the Security Registrar, or any of their agents shall have any responsibility or obligation to any beneficial owner in a Global Security, a Depositary participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Depositary participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Company, the Trustee, the Paying Agent, the Security Registrar and their agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Members, participants and any beneficial owners. The Company, the Trustee, the Paying Agent, the Security Registrar and their agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, the Paying Agent, the Security Registrar or any of their agents shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any Holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

(d)            Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 1304. Effect of Consents.

After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security.

(PPP)        By adding the following Article Fourteen:

ARTICLE FOURTEEN

IMMUNITY OF CERTAIN PERSONS

Section 1401  No Personal Liability.

No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any of its Subsidiaries or Affiliates, or any successor to such parties, either directly or through the Company or such Subsidiary or Affiliate, or any successor to such parties, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any of its Subsidiaries or Affiliates, or any successor to such parties, either directly or through the Company or any of its Subsidiaries or Affiliates, or any successor to such parties, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied therefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

(QQQ)      By amending the table of contents of the Basic Indenture to reflect the additions described in Subsections (A) through (PPP) of this Section 3.

SECTION 4. The Basic Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and the Basic Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 5. The Company hereby directs the Trustee to execute this Fourth Supplemental Indenture.

SECTION 6. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Fourth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 7. All covenants and agreements in this Fourth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 8. In case any provision in this Fourth Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

SECTION 9. Nothing in this Fourth Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Senior Notes any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

SECTION 10. This Fourth Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New York and this Fourth Supplemental Indenture and each such Senior Note shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 11. All terms used in this Fourth Supplemental Indenture not otherwise defined herein that are defined in the Basic Indenture shall have the meanings set forth therein.

SECTION 12. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 13. Section 403, as amended by this Fourth Supplemental Indenture, of the Basic Indenture are applicable to the Senior Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed all as of the day and year first above written.

ROYAL CARIBBEAN CRUISES LTD.

By:	/s/ Jason Liberty
	Name:	Jason Liberty
	Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael C. Jenkins
	Name:	Michael C. Jenkins
	Title:	Vice President and Transaction Manager

[Signature Page to Fourth Supplemental Indenture]

Exhibit A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the “Depositary”) to Royal Caribbean Cruises Ltd., as Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ROYAL CARIBBEAN CRUISES LTD.
5.375% SENIOR NOTES DUE 2036

REGISTERED U.S. $ CUSIP: 78017T AB9 ISIN: US78017TAB98

REGISTERED
No.

Royal Caribbean Cruises Ltd., a Liberian corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                        United States Dollars on January 15, 2036, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from October 1, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 of each year, commencing January 15, 2026, at the rate of 5.375% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is so made, no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any), interest and Additional Amounts on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest in immediately available funds may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee located inside the United States.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic (including DocuSign or other electronic platform) signature, this Security shall not be entitled to any benefit under the Indenture or the Fourth Supplemental Indenture hereinafter referred to or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ROYAL CARIBBEAN CRUISES LTD.

By:
Name:
Title:

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Signature Page to Global Note]

REVERSE OF SECURITY

This Security is one of a duly authorized issue of senior securities evidencing unsecured and unsubordinated indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under and pursuant to an Indenture, dated as of July 31, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a Third Supplemental Indenture, dated as of November 28, 2017 and a Fourth Supplemental Indenture, dated October 1, 2025, each between the Company and the Trustee (herein collectively the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), and may otherwise vary as provided in the Indenture. This Security is a Global Security representing U.S. $ aggregate principal amount of a series of Securities designated as the 5.375% Senior Notes due January 15, 2036 of the Company, initially limited in aggregate principal amount to U.S.$ 1,500,000,000. Additional Securities of the same class may be issued under the Indenture (the “Additional Securities”). The Securities and the Additional Securities subsequently issued shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series will not be subject to any sinking fund and will not be redeemable by the Company prior to Maturity, except in the limited circumstances described in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants and certain Events of Default upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, interest and Additional Amounts on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is a Global Security registered in the name of a nominee of the Depositary. This Global Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for definitive Securities in certificated form, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

The Securities represented by this Global Security are exchangeable for definitive Securities in certificated form of like tenor as such Securities in denominations of $2,000 or an integral multiple of $1,000 in excess thereof only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company fails within 90 days thereafter to appoint a successor, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Any Securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Securities issuable in authorized denominations and registered in such names as the Depositary shall direct. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Securities in certificated form is registerable in the Security Register upon surrender of the definitive Security for registration of transfer at the office or agency of the Company at any place where the principal of, premium, interest and Additional Amounts on the definitive Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Subject to the foregoing, this Global Security is not exchangeable, except for a Global Security or Global Securities of this issue of the same principal amount to be registered in the name of the Depositary or its nominee.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

THIS GLOBAL SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever.